SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                NOVEMBER 7, 2002

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission                IRS Employer
jurisdiction                        File Number               Identification
of incorporation                                              Number

Delaware                              1-3492                  No. 75-2677995

                               4100 Clinton Drive
                           Houston, Texas 77020-6299
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-676-3011






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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

     On November 7, 2002 registrant issued a press release entitled "Halliburton Asbestos Plaintiffs Agree to Extend Stay."

     The text of the press release follows:

              HALLIBURTON ASBESTOS PLAINTIFFS AGREE TO EXTEND STAY

Houston, Texas - Halliburton (NYSE: HAL) today announced that it has reached agreement with Harbison-Walker Refractories Company and the Official Committee of Asbestos Creditors in the Harbison-Walker bankruptcy to consensually extend the period of the stay contained in the Bankruptcy Court's temporary restraining order until December 11, 2002. The Court's temporary restraining order, which was originally entered on February 14, 2002, stays more than 200,000 pending asbestos claims against Halliburton's subsidiary Dresser Industries, Inc. For more details on the stay, Halliburton refers to its earlier press releases of September 18, 2002, July 16, 2002, June 4, 2002, May 20, 2002, February 22, 2002
and February 14, 2002.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services Group and Engineering and Construction Group business segments. The company's World Wide Web site can be accessed at www.halliburton.com.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 HALLIBURTON COMPANY




Date:     November 7, 2002       By: /s/ Susan S. Keith
                                    -------------------------------------
                                         Susan S. Keith
                                         Vice President and Assistant Secretary










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